UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 301.986.1800

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols (s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, Eagle Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”). The 2021 Plan makes 1,300,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) available for issuance to eligible participants (less 921 shares issued under our prior plan after March 25, 2021), plus any shares underlying an award outstanding under the Eagle Bancorp, Inc. 2016 Stock Plan that expires, terminates, is canceled or is forfeited for any reason following the Annual Meeting date. The 2021 Plan provides for the grant of the following equity-based incentive awards to participants: (i) non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, and (v) other stock-based awards. The ESPP enables eligible employees to purchase shares of the Common Stock at a discount through participation in discrete offering periods. The ESPP is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended. A total of 200,000 shares of the Common Stock are available for purchase under the ESPP.

A description of the material terms and conditions of (i) the 2021 Plan appears on pages 66-72 of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2021, and (ii) the ESPP appears on pages 73-76 of such proxy statement. These descriptions are incorporated into this Item 5.02(e) by reference. These descriptions do not purport to be complete, and are qualified in their entirety by reference to the full text of the 2021 Plan and ESPP, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated into this Item 5.02(e) by reference.

Item 5.07.              Submission of Matters to Vote of Security Holders.

On May 20, 2021, the Company held its Annual Meeting for the purposes of:

1.	electing ten (10) directors to serve until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	ratifying the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021;

3.	approving the adoption of the 2021 Plan;

4.	approving the adoption of the ESPP; and

5.	approving a non-binding, advisory resolution approving the compensation of our named executive officers.

At the Annual Meeting, the Company’s shareholders elected ten individuals to the Board of Directors and approved Proposals 2, 3, 4 and 5.

(1)         The name of each director elected at the meeting, and the votes cast for such persons, votes withheld and broker non-votes are set forth below:

Name	For	Against	Abstain	Broker Non-votes
Matthew D. Brockwell	24,345,987	381,973	62,339	3,105,327
Steven Freidkin	24,542,966	239,978	7,355	3,105,327
Ernest D. Jarvis	24,586,023	198,687	5,589	3,105,327
Theresa G. LaPlaca	24,544,317	224,556	21,426	3,105,327
A. Leslie Ludwig	24,370,993	373,298	46,008	3,105,327
Norman R. Pozez	24,166,539	617,222	6,538	3,105,327
Kathy A. Raffa	24,404,752	383,917	1,630	3,105,327
Susan G. Riel	24,640,516	144,312	5,471	3,105,327
James A. Soltesz	24,219,811	564,133	6,355	3,105,327
Benjamin M. Soto	24,412,091	374,328	3,880	3,105,327

(2)         The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 is as set forth below:

For	Against	Abstain	Broker Non-votes
27,788,951	57,672	49,003	0

(3)         The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the adoption of the Company’s 2021 Plan is as set forth below:

For	Against	Abstain	Broker Non-votes
23,069,969	1,668,169	52,161	3,105,327

(4)         The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the adoption of the Company’s ESPP is as set forth below:

For	Against	Abstain	Broker Non-votes
24,426,139	284,550	79,610	3,105,327

(5)         The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the non-binding, advisory resolution approving the compensation of our named executive officers is as set forth below:

For	Against	Abstain	Broker Non-votes
23,388,295	1,338,082	63,921	3,105,328

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2021 Equity Incentive Plan
10.2	2021 Employee Stock Purchase Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Susan G. Riel
Susan G. Riel, President & Chief Executive Officer

Dated: May 26, 2021